UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2026

NextBoat Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NXB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Subordinated Promissory Note

On October 13, 2026, Off The Hook Yacht Sales NC, LLC (“Off The Hook”), a wholly owned subsidiary of NextBoat Inc. (the “Company”), issued a Subordinated Promissory Note, dated as of October 9, 2026 (the “Note”), to BPC Management, LLC (the “Lender”), providing for advances in an aggregate principal amount of up to $2.2 million to fund short-term bridge financing for working capital. Under the Note, the Lender agreed to make an initial advance in the principal amount of $1.0 million (the “Initial Advance”) and may, at its option and upon not less than three business days’ notice, make a second advance of up to $1.2 million on or before December 31, 2026, which Off The Hook may decline. Amounts repaid under the Note may not be reborrowed.

Each advance under the Note bears simple interest at 15.0% per annum and matures, together with accrued interest and the related origination fee, 90 days after its funding date. Any extension requires the Lender’s written consent in its sole discretion. Upon an event of default, past-due amounts bear interest at the lesser of 20% per annum and the maximum rate permitted by law. Off The Hook may prepay any advance at any time without premium or penalty, other than the origination fee.

Off The Hook is required to pay a 2% origination fee with respect to each advance, which is fully earned on funding and payable at maturity. Until the Initial Advance, together with the related interest and origination fee, has been repaid in full, Off The Hook is required to pay to the Lender 100% of the net equity proceeds from the sale of seven specified pre-owned boats held in its inventory, after payment of all amounts owing on those boats to Red Oak Inventory Finance, LLC (the “Senior Lender”), Off The Hook’s floorplan lender. The second advance, if made, is not subject to this mandatory prepayment and is due in full at its maturity. The Note is unsecured as to the assets of Off The Hook and the Company, but is secured by the pledge of shares of the Company’s common stock described below, and is subordinated to Off The Hook’s obligations to the Senior Lender. The Note contains customary events of default, including payment defaults, failure to remit boat sale proceeds or deliver required reports, defaults under the related pledge agreement and bankruptcy events, upon which amounts outstanding under the Note may be accelerated.

In connection with the Note, the Company entered into a Guaranty Agreement, dated as of October 9, 2026 (the “Corporate Guaranty”), in favor of the Lender, pursuant to which the Company absolutely, unconditionally and irrevocably guarantees the payment of Off The Hook’s obligations under the Note.

The Company is disclosing the transaction as a related-party transaction because Jason Ruegg, the Company’s President, Chairman and controlling stockholder, entered into a Personal Guaranty and Stock Pledge Agreement, dated as of October 9, 2026 (the “Guaranty and Pledge Agreement”), in favor of the Lender, pursuant to which he absolutely, unconditionally and irrevocably guarantees the payment and performance of Off The Hook’s obligations under the Note. Ruegg Capital Group, Inc., a North Carolina business corporation an affiliate of Mr. Ruegg . Ruegg Capital, also entered into the Guaranty and Pledge Agreement and pledged certain of its shares of the Company’s common stock having an aggregate collateral value of not less than $5.0 million, which it is required to maintain while the Note is outstanding, as security for the obligations. If the collateral value of the pledged shares falls below $5.0 million, Ruegg Capital Group, Inc. is required to pledge additional shares, other securities acceptable to the Lender or cash within three business days after notice, and failure to do so constitutes an event of default. Upon an event of default, the Lender may exercise voting rights with respect to, and foreclose upon and sell, the pledged shares, which could result in a change in control of the Company. Mr. Ruegg did not receive any consideration for entering into the Guaranty and Pledge Agreement.

The foregoing descriptions of the Note, the Corporate Guaranty and the Guaranty and Pledge Agreement are summaries only and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described above, on October 13, 2026, Off The Hook entered into the Note, under which the Lender funded the Initial Advance in the principal amount of $1.0 million, and Off The Hook incurred a direct financial obligation in such amount, plus accrued interest and the origination fee, which the Company has guaranteed under the Corporate Guaranty. Off The Hook may incur up to an additional $1.2 million in principal if the Lender makes the second advance.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1*	Form of Subordinated Promissory Note, dated as of October 9, 2026, issued by Off The Hook Yacht Sales NC, LLC to BPC Management, LLC.
10.2*	Form of Guaranty Agreement, dated as of October 9, 2026, by NextBoat Inc. in favor of BPC Management, LLC.
10.3*	Form of Personal Guaranty and Stock Pledge Agreement, dated as of October 9, 2026, by Jason Ruegg and Ruegg Capital Group, Inc. in favor of BPC Management, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026	NextBoat Inc.

	By:	/s/ Ross Tannenbaum
	Name:	Ross Tannenbaum
	Title:	Chief Executive Officer